Exhibit 99.1

GREAT AJAX CORP. ANNOUNCES RESULTS FOR THE QUARTER
ENDED DECEMBER 31, 2016

Fourth Quarter Highlights

•	Purchased $129.2 million of re-performing (“RPL”) and non-performing (“NPL”) loans with an aggregate unpaid principal balance (“UPB”) of $149.3 million to end the year with $870.6 million of mortgage loans with an aggregate UPB of $1,070.2 million.
•	Portfolio interest income of $19.7 million; net interest income of $12.1 million.
•	Net income attributable to common stockholders of $6.0 million.
•	Earnings per share (“EPS”) of $0.33 per diluted share.
•	Taxable income of $0.33 per diluted share.
•	Book value per share of $15.06 at December 31, 2016.
•	Raised $101.2 million, net, in secured borrowings.
•	$35.7 million of cash and cash equivalents at December 31, 2016.

New York, NY—March 1, 2017 —Great Ajax Corp. (NYSE: AJX), a Maryland corporation that is a real estate investment trust, today announces results of operations for the quarter ended December 31, 2016. We focus primarily on acquiring, investing in and managing a portfolio of RPL mortgage loans secured by single-family residences and commercial properties, and, to a lesser extent, NPL mortgage loans and direct investment in single-family and multi-family properties.

Financial Results (Unaudited)

($ in thousands except per share amounts)

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Interest income	$19,723	$18,707	$16,378	$15,814	$15,584
Total revenue (1)	$10,969	$11,619	$10,688	$11,411	$11,688
Consolidated net income	$6,163	$7,887	$6,861	$7,963	$8,392
Net income per diluted share	$0.33	$0.42	$0.42	$0.50	$0.53
Average equity	$280,213	$279,222	$248,195	$240,283	$234,656
Average total assets	$883,621	$814,426	$671,275	$626,008	$583,951
Average daily cash balance (2)	$32,759	$50,572	$39,043	$27,824	$28,066
Average carrying value of RPLs	$751,801	$653,699	$539,701	$496,925	$447,512
Average carrying value of NPLs	$59,365	$63,778	$68,205	$71,984	$75,433

(1) Total revenue includes net interest income, income from manager and other income

(2) Average daily cash balance includes cash and cash equivalents, and excludes cash held in trust

Consolidated net income for the quarter decreased primarily as a result of the increased impairments on our real estate held for sale (“REO”), discussed below, offset by an increase in our net interest income from our mortgage loan portfolio. Additionally, as previously disclosed, we recorded a one-time charge of $0.6 million related to the early call of our 2014 series secured notes.

During the fourth quarter of 2016, we made a strategic decision to list for sale the majority of our single family single unit REO that were previously under consideration to become rental property. Generally Accepted Accounting Principles (“GAAP”) require us to record REO held-for-sale at the lower of cost or net realizable value. Accordingly, we accelerate recognition of any estimated losses but continue to defer potential gains until the property is sold. As a result, we recorded an impairment of $1.3 million on 60 of our 149 held-for-sale REO properties. The carrying value of our entire held-for sale REO portfolio and its estimated liquidation proceeds is as follows ($ in thousands):

REO property held- for-sale	Count	Carrying Value at December 31, 2016¹	Estimated Liquidation Proceeds	Excess of Estimated Liquidation Proceeds over Carrying Value at December 31, 2016 ²
Unimpaired REO	89	$15,085	$19,489	$4,404
Impaired REO	60	8,797	8,797	-
Total REO held-for-sale	149	$23,882	$28,286	$4,404

(1) Carrying value includes cumulative balance sheet impairments of $1,620 on all active REO held for sale.

(2) The difference between the Carrying Value and estimated liquidation proceeds is based on estimated values that are updated every six months. Changes in expected liquidation timelines, market conditions or other factors may impact the ultimate amount realized. We can provide no assurance that the difference between Carrying Value and Estimated Liquidation Proceeds will be realized in that amount or at all.

For loans that become REO, we believe that the earlier foreclosures out of any given loan pool typically are lower dollar value properties relative to the applicable metropolitan statistical area, with fewer or negative average dollars of equity. Conversely, we believe later-dated REO generally consists of better quality properties relative to the particular metropolitan statistical area of the property.

Over 60% of REO impairments relate to foreclosed properties that we acquired as NPLs with underlying properties located in Florida, Maryland, New Jersey and New York. Additionally, the impairments were largely related to lower relative property values within their particular metropolitan statistical areas,or properties for which the loan to value ratios had been in excess of 100%. We continue to see the majority of foreclosures occurring on loans that we acquired as NPLs during the second half of 2014. We collected $29.1 million on our mortgage loan and REO portfolios through payments, payoffs and sales of REO during the quarter and ended the fourth quarter with $35.7 million in cash and cash equivalents, a $12.4 million increase from the prior quarter.

Our investment strategy remains focused on acquiring RPLs and the percentage of RPLs relative to NPLs in our portfolio continues to increase. We continue to see significantly lower than expected re-default rates for purchased RPLs. As a result, the overall duration of the portfolio continues to extend, resulting in increased cash flow over the life of the loans and increased net asset value of the RPL portfolio as projected principal and interest payments increase, but lower yields and lower current period income as the cash flows occur over a longer time period. In addition to our continued focus on residential RPLs, we intend to increase our acquisitions of small balance commercial loans secured by multi-family residential and commercial mixed use retail/residential properties. We acquired $126.9 million and $2.0 million, respectively, of RPLs and NPLs during the quarter to end the year with $870.6 million of mortgage loans with aggregate UPB of $1,070.2 million.

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Portfolio Acquisitions

($ in thousands)

	December 31, 2016	September 30, 2016¹	June 30, 2016	March 31, 2016	December 31, 2015
RPLs
Count	729	1,416	251	218	333
UPB	$145,720	$259,446	$70,262	$49,685	$60,956
Purchase price	$127,200	$216,225	$52,128	$37,207	$45,861
Purchase price % of UPB	87.3%	83.3%	74.2%	74.8%	72.9%

NPLs
Count	23	-	-	-	4
UPB	$3,590	-	-	-	$910
Purchase price	$2,022	-	-	-	$585
Purchase price % of UPB	56.3%	-	-	-	64.8%

(1)	Includes 572 re-performing loans acquired for $78.2 million and an unpaid principal balance of $100.3 million sold to Ajax E Master Trust, an affiliate of the joint venture we established in March 2016.

Mortgage loans purchased during the fourth quarter and held as of quarter-end were on our consolidated balance sheet for a weighted average of 43 days of the quarter. We closed on $57.9 million UPB of RPLs for $48.1 million on December 23, 2016. As a result of the acquisition, we incurred due diligence expense related to the acquisition, but had minimal corresponding income in 2016.

On October 3, 2016, we entered into separate At-the-Market Issuance Sales Agreements to sell, through our agents, shares of our common stock with an aggregate offering price of up to $50.0 million. To date, we have not issued any shares pursuant to the agreements. Additional information about the At-the-Market Issuance Sales Agreements is available in our Current Report on Form 8-K filed with the Securities and Exchange Commision on October 3, 2016.

On October 25, 2016, we completed our eighth securitization, Ajax Mortgage Loan Trust 2016-C. An aggregate of $102.6 million of senior securities and $15.8 million of subordinated securities were issued in a private offering with respect to $157.8 million UPB of mortgage loans, of which $12.9 million were small balance commercial mortgage loans. Nearly all the loans in the 2014-A and 2014-B securitizations that were called were re-securitized in 2016-C at a lower cost of funds and higher advance rate. Based on UPB approximately 82% of these mortgage loans were RPLs and approximately 18% were NPLs. Net proceeds from the sale of the senior securities provided leverage of approximately 3.9 times the related equity.

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The following table provides an overview of our portfolio at December 31, 2016 ($ in thousands):

No. of loans	4,910	Weighted average LTV(4)	97.1%
Total UPB	$1,070,193	Weighted average remaining term (months)	323
Interest-bearing balance	$989,818	No. of first liens	4,886
Deferred balance(1)	$80,381	No. of second liens	24
Market value of collateral (2)	$1,293,611	No. of rental properties	3
Price/total UPB(3)	77.0%	Market value of rental properties	$1,263
Price/market value of collateral	64.4%	Capital invested in rental properties	$1,289
Re-performing loans	93.1%	Price/market value of rental properties	102.1%
Non-performing loans	6.9%	No. of other REO	149
Weighted average coupon	4.41%	Market value of other REO	$28,286

(1)	Amounts that have been deferred in connection with a loan modification on which interest does not accrue. These amounts generally become payable at maturity.

(2)	Market value of collateral as of most recent Broker Price Opinion; the dates of our Broker Price Opinions vary by loan status.

(3)	Our loan portfolio consists of fixed rate (60.1% of UPB), ARM (11.1% of UPB) and Hybrid ARM (28.8% of UPB) mortgage loans with original terms to maturity of not more than 40 years.

(4)	UPB as of December 31, 2016 divided by market value of collateral as of acquisition date and weighted by the UPB of the loan.

Subsequent Events

During January and February 2017, we acquired 21 RPLs with an aggregate UPB of $2.9 million in three transactions. The loans were acquired at 93.6% of UPB and the estimated market value of the underlying collateral is $5.5 million. The purchase price equaled 48.8% of the estimated market value of the underlying collateral.

Additionally, we have agreed to acquire, subject to due diligence, 18 RPLs with aggregate UPB of $3.0 million in three transactions from three different sellers. The purchase price equals 85.0% of UPB and 57.9% of the estimated market value of the underlying collateral of $4.4 million. We have not entered into a definitive agreement with respect to these loans, and there is no assurance that we will enter into a definitive agreement relating to these loans or, if such an agreement is executed, that we will actually close the acquisitions or that the terms will not change.

On February 16, 2017, our Board of Directors declared a dividend of $0.25 per share, which will be payable on March 31, 2017, to stockholders of record as of March 15, 2017.

On February 16, 2017, our Board of Directors authorized an increase in the annual compensation of our independent directors from $50,000 to $75,000, payable half in shares of common stock of the Company and half in cash.

On February 22, 2017, we issued 20,352 shares of our common stock to our Manager in payment of the stock-based component of the management fee due for the fourth quarter of 2016 in a private transaction. The management fee expense associated with these shares was recorded as an expense in the fourth quarter of 2016.

On February 22, 2017, we issued each of our independent directors 415 shares of our common stock in payment of half of their quarterly director fees for the fourth quarter of 2016.

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Conference Call

Great Ajax will host a conference call at 5:00 p.m. EST, Wednesday, March 1, 2017 to review our financial results for the quarter. A live Webcast of the conference call will be accessible from the Investor Relations section of our website www.great-ajax.com. An archive of the Webcast will be available for 90 days.

About Great Ajax Corp.

Great Ajax Corp. is a Maryland corporation that focuses primarily on acquiring, investing in and managing mortgage loans secured by single-family residences and, to a lesser extent, single-family properties themselves. We also invest in loans secured by multi-family residential and smaller commercial mixed use retail/residential properties, as well as in the properties directly. We are externally managed by Thetis Asset Management LLC. Our mortgage loans and other real estate assets are serviced by Gregory Funding LLC, an affiliated entity. We have elected to be taxed as a real estate investment trust under the Internal Revenue Code.

Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond the control of Great Ajax, including, without limitation, the risk factors and other matters set forth in our Annual Report on Form 10-K for the period ended December 31, 2015 filed with the SEC on March 29, 2016. Great Ajax undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

CONTACT:	Lawrence Mendelsohn

Chief Executive Officer

or

Mary Doyle

Chief Financial Officer

Mary.Doyle@aspencapital.com

503-444-4224

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GREAT AJAX CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands except share and per share amounts)

	Three months ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INCOME:
Interest income	$19,723	$18,707	$16,378	$15,880
Interest expense	(7,582)	(6,941)	(6,063)	(4,987)
Net interest income	12,140	11,766	10,315	10,893

Income from investment in Manager	60	68	46	44
Other income (expense)	(1,232)	(215)	327	474
Total income	10,969	11,619	10,688	11,411

EXPENSE:
Related party expense - loan servicing fees	1,850	1,556	1,453	1,403
Related party expense - management fee	1,057	1,049	937	906
Loan transaction expense	248	100	574	213
Professional fees	348	315	407	414
Real estate operating expense	110	157	113	162
Other expense	634	537	317	353
Total expense	4,247	3,714	3,801	3,451
Loss on debt extinguishment	565	-	-	-
Income before provision for income tax	6,158	7,905	6,887	7,960
Provision for income tax	(6)	18	26	(3)
Consolidated net income	6,163	7,887	6,861	7,963
Less: consolidated net income attributable to non-controlling interests	206	264	256	312
Consolidated net income attributable to common stockholders	$5,958	$7,623	$6,605	$7,651
Basic earnings per common share	$0.33	$0.42	$0.42	$0.50
Diluted earnings per common share	$0.33	$0.42	$0.42	$0.50
Weighted average shares – basic	17,958,517	17,937,079	15,742,932	15,306,519
Weighted average shares - diluted	18,766,938	18,664,586	16,389,126	15,959,202

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GREAT AJAX CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except share and per share amounts)

	(Unaudited)
	December 31, 2016	December 31, 2015
ASSETS

Cash and cash equivalents	$35,723	$30,795
Cash held in trust	1,185	39
Mortgage loans(1)	870,587	554,877
Property held-for-sale, net(2)	23,882	10,333
Rental property, net	1,289	58
Investment in debt securities	6,323	-
Receivable from servicer	12,481	5,444
Investment in affiliate	4,253	2,625
Prepaid expenses and other assets	1,679	5,634
Total Assets	$957,402	$609,805

LIABILITIES AND EQUITY
Liabilities:
Secured borrowings, net(1)	$442,670	$265,006
Borrowings under repurchase agreement	227,440	104,533
Management fee payable	750	667
Accrued expenses and other liabilities	3,819	1,786
Total liabilities	674,679	371,992

Equity:
Preferred stock $.01 par value; 25,000,000 shares authorized, none issued or outstanding	-	-
Common stock $.01 par value; 125,000,000 shares authorized, 18,098,311 shares issued and outstanding, and 15,301,946 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	181	152
Additional paid-in capital	244,880	211,729
Retained earnings	27,231	15,921
Equity attributable to common stockholders	272,292	227,802
Non-controlling interests	10,431	10,011
Total equity	282,723	237,813

Total Liabilities and Equity	$957,402	$609,805

(1)	Mortgage loans includes $598,643 and $398,696 of loans transferred to securitization trusts at December 31, 2016 and December 31, 2015, respectively, that are variable interest entities (“VIEs”) that can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIEs that can only be settled with the assets and cash flows of the VIEs. The creditors do not have recourse to the primary beneficiary (Great Ajax Corp).

(2)	Property held for sale, net, includes valuation allowances of $1,620 and $99 at December 31, 2016, and December 31, 2015, respectively.

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